As filed with the Securities and Exchange Commission on January 13, 2006
                                                      Registration No. 333-82422
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
        FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          ----------------------------

                                 CBS CORPORATION
             (Exact name of registrant as specified in its charter)

               Delaware                                      04-2949533
      (State or other jurisdiction of                      (I.R.S. Employer
      incorporation or organization)                      Identification No.)

                  51 West 52nd Street, New York, New York 10019
                                 (212) 975-4321
  (Address and phone number of principal executive offices, including zip code)
                          -----------------------------

                           CBS Corporation 401(k) Plan
                        The Westinghouse Savings Program


                            (Full title of the plans)

                             Louis J. Briskman, Esq.
                  Executive Vice President and General Counsel
         CBS Corporation, 51 West 52nd Street, New York, New York 10019
                                 (212) 975-4321
            (Name, address and telephone number of agent for service)
                            -------------------------

                                EXPLANATORY NOTE

     CBS Corporation, a Delaware corporation (the "Registrant"), is filing with the Securities and Exchange Commission this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 (File No. 333-82422) (the "Registration Statement") as a result of the merger (the "Merger") of Viacom Merger Sub Inc., a Delaware corporation, with and into the Registrant on December 31, 2005, with the Registrant as the surviving corporation of the Merger. Upon completion of the Merger, the name of the Registrant was changed from "Viacom Inc." to "CBS Corporation." This Post-Effective Amendment No. 1 is filed to reflect (i) the change in the name of the Registrant, (ii) a reduction in the par value of the Registrant's Class B Common Stock registered under the Registration Statement from $0.01 to $0.001 per share and (iii) a change of the name of the "Viacom 401(k) Plan" to the "CBS Corporation 401(k) Plan" to reflect the change in name of the Registrant.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-82422 on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 13th day of January, 2006.

                                      CBS CORPORATION



                                      By: /s/ Angeline C. Straka
                                          -------------------------------------
                                          Name:  Angeline C. Straka
                                          Title: Senior Vice President, Deputy
                                                 General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 333-82422 on Form S-8 has been signed by the following persons in the capacities indicated on the 13th day of January, 2006.

Signature                                           Title

*                                            Director, President and
-------------------------------              Chief Executive Officer
    Leslie Moonves                           (Principal Executive Officer)


*                                            Executive Vice President
-------------------------------              and Chief Financial Officer
    Fredric G. Reynolds                      (Principal Financial Officer)


/s/ Susan C. Gordon                          Senior Vice President,
-------------------------------              Controller and Chief
    Susan C. Gordon                          Accounting Officer
                                             (Principal Accounting Officer)

*                                            Director
-------------------------------
    David R. Andelman


*                                            Director
-------------------------------
    Joseph A. Califano, Jr.



*                                            Director
-------------------------------
    William S. Cohen

*                                            Director
-------------------------------
    Philippe P. Dauman


*                                            Vice Chair and Director
-------------------------------
    Shari Redstone


*                                            Chairman and Director
-------------------------------
    Sumner M. Redstone

*                                            Director
-------------------------------
    Robert D. Walter




 *By:   /s/ Angeline C. Straka
     ------------------------------------------
       Angeline C. Straka, Attorney-in-Fact              January 13, 2006

     CBS CORPORATION 401(k) PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustee (or other persons who administer the employee benefit plan) has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-82422 on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 13th day of January, 2006.


                                          CBS CORPORATION 401(k) PLAN


                                          By:  /s/ Anthony G. Ambrosio
                                              ---------------------------------
                                          Name:  Anthony G. Ambrosio
                                          Title: Executive Vice President, Human
                                                 Resources and Administration



     THE WESTINGHOUSE SAVINGS PROGRAM. Pursuant to the requirements of the Securities Act of 1933, the trustee (or other persons who administer the employee benefit plan) has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-82422 on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 13th day of January, 2006.


                                          THE WESTINGHOUSE SAVINGS PROGRAM

                                          By:  /s/ Anthony G. Ambrosio
                                            -----------------------------------
                                          Name:  Anthony G. Ambrosio
                                          Title: Executive Vice President, Human
                                                 Resources and Administration

                                  Exhibit Index

Exhibit No.       Description of Document

4.1* Form of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form S-4 as amended (File No. 333-128821) filed on November 23, 2005).

4.2* Form of Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant's Registration Statement on Form S-4 as amended (File No. 333-128821) filed on November 23, 2005).

4.3*              CBS Corporation 401(k) Plan (formerly named the Viacom
                  401(k) Plan).

4.4* The Westinghouse Savings Program (incorporated by reference to Exhibit 4.15 to the Registrant's Post Effective
                  Amendment No. 1 on Form S-8 to Form S-4 (File No. 333-88613) filed by Viacom Inc. on May 5, 2000).

5.1* Opinion of Michael D. Fricklas, Esq. as to the legality of the securities being registered.

23.1*             Consent of PricewaterhouseCoopers LLP.

23.2*             Consent of KPMG LLP.

23.3*             Consent of Michael D. Fricklas, Esq.

24**              Powers of Attorney.


------------------
* Previously filed or incorporated by reference in this Registration Statement. ** Filed herewith.